Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP]

July 24, 2007

VMware, Inc.

3401 Hillview Avenue

Palo Alto, California 94304

RE:        VMware, Inc.

Registration Statement on Form S-1

(File No. 333-142368)

Ladies and Gentlemen:

We have acted as special counsel to VMware, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering (the “Initial Public Offering”) by the Company of up to 37,950,000 shares (including 4,950,000 shares subject to an over-allotment option) (the “Shares”) of Class A common stock, par value $0.01 per share.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Company’s Registration Statement on Form S-1 (File No. 333-142368) as filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2007 under the Act; (ii) Amendment No. 1 to the Company’s Registration Statement on Form S-1 as filed with the Commission on June 11, 2007 under the Act; (iii) Amendment No. 2 to the Company’s Registration Statement on Form S-1 as filed with the Commission on July 9, 2007; (iv) Amendment No. 3 to the Company’s Registration Statement being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (v) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers, Inc., as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement; (vi) a specimen certificate evidencing the Shares; (vii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware; (viii) the Amended and Restated Bylaws of the Company; and (ix) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

VMware, Inc.

July 24, 2007

In rendering the opinion set forth below, we have assumed that if issued in physical form, certificates representing the Shares in the form examined by us will be manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent for the Shares will be issued by said transfer agent.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Shares have been duly registered by the transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to the Shares as determined by the Board of Directors of the Company and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP